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                                                                    EXHIBIT 23.2

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the captions "Experts", "Selected Financial Data" and "Supplemental Selected Financial Data" and to the use of our reports as follows in the Registration Statement (Form S-1) and the related Prospectus of Vision Twenty-One, Inc. dated April 28, 1998.

EyeCare One Corp.                            February 4, 1998
Vision Insurance Plan of America, Inc.       March 3, 1998


                                                  /s/ Ernst & Young LLP


Milwaukee, Wisconsin
April 27, 1998